Exhibit 99.1

Contacts:

AtriCure, Inc. Thomas Etergino Chief Financial Officer 513-755-4561 tetergino@atricure.com	The Ruth Group Stephanie Carrington / Nick Laudico (investors) (646) 536-7017 / 7030 scarrington@theruthgroup.com nlaudico@theruthgroup.com Jason Rando (media) (646) 536-7025 jrando@theruthgroup.com

Press Release

AtriCure Appoints Mark R. Lanning to its Board of Directors

WEST CHESTER, Ohio, February 13, 2006 — AtriCure, Inc. (Nasdaq: ATRC), a medical device company focused on developing, manufacturing and selling innovative surgical devices, announced today the appointment of Mark R. Lanning to the Company’s Board of Directors. Mr. Lanning will serve on AtriCure’s Audit Committee. The appointment brings AtriCure’s Board to nine members, seven of whom are independent.

Mr. Lanning, 51, currently serves as Vice President and Treasurer of Hillenbrand Industries, Inc., a leader within the health care equipment and services, and funeral services industries. Prior to joining Hillenbrand in 1988, Mr. Lanning spent twelve years at Ernst & Whinney (now Ernst & Young). Mr. Lanning, a Certified Public Accountant, also currently serves as Vice Chairman and a member of the Board of Directors of the Indiana CPA Society.

Richard M. Johnston, AtriCure’s Chairman of the Board of Directors, said, “We are pleased to welcome Mark to the Board of Directors. His depth of experience in accounting and auditing, financial management, capital markets, and investor relations makes him an exceptional addition to the Board, and we look forward to his contributions.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company focused on developing, manufacturing and selling innovative surgical devices to create precise lesions, or scars, in soft and cardiac tissues. Medical journals have described the adoption by leading cardiothoracic surgeons of the AtriCure, Inc. bipolar ablation system as a standard treatment alternative during open-heart surgical procedures to safely, rapidly and reliably create lesions in cardiac, or heart, tissue to block the abnormal electrical impulses that cause atrial fibrillation, a rapid, irregular quivering of the upper chambers of the heart. Atrial fibrillation affects more than two million people in the U.S. and predisposes them to a three to five fold increased risk of stroke.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufactures and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.